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                                       12

Part II   OTHER INFORMATION
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    6 (a) - Exhibits

    Exhibit 11 - Computation of per share earnings

                                          Three Months Ended         Nine Months Ended
                                            October 31                 October 31
                                               1994         1993            1994          1993

    Earnings per Common & Common Equivalent Share:

    Net Earnings                            $54,191      $31,645        $177,295      $106,053

    Weighted Average Shares
         Outstanding                        159,264      147,566         153,306       146,914
    Dilutive Effect of Common
         Stock Equivalents                      135          340             133           271
    Weighted Average Shares,
         as Adjusted                        159,399      147,906         153,439       147,185

    Earnings per Common &
         Common Equivalent Share              $0.34        $0.21           $1.16         $0.72


    Earnings per Common Share - Assuming Full Dilution:

    Net Earnings                            $54,191      $31,645        $177,295      $106,053
    Interest (After Taxes) on
         Convertible Debt                     1,919        1,950           5,744         2,116

    Net Earnings, as Adjusted               $56,110      $33,595        $183,039      $108,169

    Weighted Average Shares
         Outstanding                        159,264      147,566         153,306       146,914
    Dilutive Effect of Common
         Stock Equivalents                      136          335             136           332
    Shares Added if All Debt
         Converted                           10,995       11,003          10,995         4,111

    Weighted Average Shares,
         as Adjusted                        170,395      158,904         164,437       151,357

    Earnings per Common Share
         - Assuming Full Dilution             $0.33        $0.21           $1.11         $0.71

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